UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

KAYNE ANDERSON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 14th Floor Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 493-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the disclosures with respect to the Private Placement set forth below in Item 8.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2017, in connection with its IPO (as defined below), Kayne Anderson Acquisition Corp., a Delaware Corporation (the “Company”), filed its Amended and Restated Certificate of Incorporation with Secretary of State of the State of Delaware, effective the same day. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Company’s registration statement (File No. 333-216514) (the “Registration Statement”) for its IPO and are incorporated herein by reference. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

On April 4, 2017, the Company consummated its initial public offering (“IPO”) of 35,000,000 units (“Public Units”). Each Public Unit consists of one share of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and one-third of one warrant (“Public Warrant”) to purchase one share of Class A Common Stock. Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share. The Public Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $350,000,000. The Company has granted Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, the representatives of the several underwriters in the IPO, a 45-day option to purchase up to 5,250,000 additional Public Units to cover over-allotments, if any.

Simultaneously with the consummation of the IPO and the sale of the Public Units, the Company consummated a private placement (“Private Placement”) of 6,000,000 warrants (“Placement Warrants”) at a price of $1.50 per Placement Warrant, generating total proceeds of $9,000,000. The Placement Warrants, which were purchased by Kayne Anderson Sponsor, LLC, the Company’s sponsor (the “Sponsor”), are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Placement Warrants are held by holders other than the Sponsor, the Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants.

A total of $350,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders with American Stock Transfer & Trust Company, LLC acting as trustee. Except for the withdrawal of interest to pay taxes, none of the funds held in the trust account will be released until the earlier of (i) the completion of the Company’s initial business combination, (ii) the redemption of any shares of Class A Common Stock issued by the Company in its IPO (the “public shares”) properly tendered in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO and or (iii) the redemption of 100% of the public shares if the Company is unable to consummate an initial business combination within 24 months from the closing of the IPO, subject to applicable law.

In connection with the IPO, the Company entered into the following agreements, forms of which have been previously filed as exhibits to the Registration Statement:

•	An Underwriting Agreement, dated March 29, 2017, between the Company, on the one hand, and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC as representatives of the underwriters, on the other hand;

•	An Investment Management Trust Agreement, dated March 29, 2017, between the Company and American Stock Transfer & Trust Company, LLC;

•	A Warrant Agreement, dated March 29, 2017, between the Company and American Stock Transfer & Trust Company, LLC;

•	A Registration Rights Agreement, dated March 29, 2017, between the Company and the initial security holders of the Company;

•	A Letter Agreement, dated March 29, 2017, by and between the Company, the initial security holders, officers and directors of the Company; and

•	An Administrative Services Agreement, dated March 29, 2017, by and between the Company and KA Fund Advisors, LLC.

On March 29, 2017, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO. On April 4, 2017, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 29, 2017, by and between the Company, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement, dated March 29, 2017, by and between American Stock Transfer & Trust Company, LLC and the Company.

10.1	Investment Management Trust Account Agreement, dated March 29, 2017, by and between American Stock Transfer & Trust Company, LLC and the Company.

10.2	Registration Rights Agreement, dated March 29, 2017, by and among the Company and the initial security holders.

10.3	Letter Agreement, dated March 29, 2017, by and between the Company, the initial security holders and the officers and directors of the Company.

10.4	Administrative Services Agreement, dated March 29, 2017, by and between the Company and KA Fund Advisors, LLC.

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2017

KAYNE ANDERSON ACQUISITION CORP.

By:	/s/ Terry Hart
Name: Terry Hart
Title: Chief Financial Officer